                                                                       EXHIBIT 5


                         INVESTMENT ADVISORY AGREEMENT


  AGREEMENT made as of October 31, 1996 by and between BCM INSTITUTIONAL FUNDS, INC., a Maryland corporation (herein called the "Company"), and BAIRD CAPITAL MANAGEMENT LLC, a Wisconsin limited liability company (herein called the "Adviser").

                                R E C I T A L S:


  WHEREAS, the Company is registered as an open-end, diversified, series management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

  WHEREAS, the Company desires to retain the Adviser to render investment advisory and administrative services with respect to each series of its common stock listed on Exhibit A attached hereto, and the Adviser is willing to render such services on the terms hereinafter set forth.

                               A G R E E M E N T:


  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

   1. The Company hereby appoints the Adviser to act as investment adviser to each series of the Company's common stock set forth on the attached Exhibit A (each such series is referred to herein as a "Fund" and collectively as the "Funds"), for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

   2. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement.

       (b) The Company shall be responsible for all of its expenses and liabilities, including compensation of its independent Directors; taxes and governmental fees; interest charges; fees and expenses of the Company's independent auditors and legal counsel; trade association membership dues; fees and expenses of any custodian (including safekeeping of funds and securities, provision of fund accounting and pricing services, and maintenance of required books and accounts), transfer agent, registrar and dividend disbursing agent of the Company; brokerage commissions on portfolio securities transactions; costs of distribution of shares of the Funds; expenses of preparing and mailing reports to investors and to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Directors and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of investors' and


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Directors' meetings; cost of director and officer errors and omissions insurance; cost of required indemnity bonds; organization expenses; and extraordinary expenses.

   3.  (a)    Subject to the general supervision of the Board of Directors of the Company, the Adviser shall formulate and provide an appropriate investment program on a continuous basis in connection with the management of the Funds, including research, analysis, advice, statistical and economic data and information and judgments of both a macroeconomic and microeconomic character.

              The Adviser will determine the securities to be purchased, sold or lent by the Funds and will place orders pursuant to its determinations either directly with the issuer or with any broker or dealer who deals in such securities. In placing orders with brokers and dealers, the Adviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Adviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Funds and/or other accounts over which the Adviser or any of its affiliates exercise investment discretion. Subject to the review of the Company's Board of Directors from time to time with respect to the extent and continuation of the policy, the Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

              In placing orders with brokers and/or dealers, the Adviser intends to seek best price and execution for purchases and sales and may effect transactions through itself and its affiliates on a securities exchange provided that the commissions paid by the Funds are "reasonable and fair" compared to commissions received by other broker-dealers having comparable execution capability in connection with comparable transactions involving similar securities and provided that the transactions in connection with which such commissions are paid are effected pursuant to procedures established by the Board of the Directors of the Company. All transactions are effected pursuant to written authorizations from the Company conforming to the requirements of Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, if then applicable.





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          The Adviser shall determine from time to time the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Funds' securities shall be exercised, provided, however, that should the Board of Directors at any time make any definite determination as to investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser will determine what portion of each Fund's total assets should be invested in securities described by the policies of the Fund and what portion, if any, should be held uninvested. The Adviser will determine whether and to what extent to employ various investment techniques available to the Funds. In effecting transactions with respect to securities or other property for the account of the Funds, the Adviser may deal with itself and its affiliates, with the Directors of the Company or with other persons to the extent such actions are permitted by the 1940 Act.

     (b) As manager of the assets of the Funds, the Adviser shall make investments for the account of the Funds in accordance with the Adviser's best judgment and within the Funds' investment objective and restrictions, the 1940 Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies subject to policy decisions adopted by the Board of Directors.

     (c) The Adviser shall furnish to the Board of Directors periodic reports on the investment performance of the Funds and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Company's officers or Board of Directors shall reasonably request.

     (d) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other customers, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Adviser may also on occasions purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other customers.

     (e) Subject to the general direction and control of the Board of Directors of the Company, the Adviser also shall perform such administrative and management services as may from time to time reasonably be requested by management of the Company with respect to the Company or any Fund, which shall include without limitation: (i) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Company and for performing the administrative and management functions herein set forth; (ii) arranging, if desired by the Company, for directors, officers and employees of the Adviser to serve as directors, officers or agents of





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the Company if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (iii) supervising the overall administration of the Company, including negotiation of contracts and fees and the monitoring of performance and billing of the Company's independent contractors and agents; (iv) preparing and, if applicable, filing all documents required for compliance by the Company with applicable laws and regulations, including registration statements, registration fee filings, state registration exemption notices and related fees, prospectuses and statements of additional information, semi-annual and annual reports to shareholders, semi-annual and annual reports on Form N-SAR, proxy statements and tax returns; (v) preparation of agendas and supporting documents for and minutes of meetings of the Board of Directors, committees thereof and shareholders; and (vi) supervise the maintenance of books and records of the Company.

   4. The Adviser shall give the Company the benefit of the Adviser's best judgment and efforts in rendering services to the Funds under this Agreement. In the performance of its duties under this Agreement, the Adviser will comply with the provisions of the Company's Articles of Incorporation and By-Laws and the stated investment objective, policies and restrictions of the respective Funds, and will use its best efforts to safeguard and promote the welfare of the Company and to comply with other policies which the Board of Directors may from time to time establish. Notwithstanding the foregoing, the Adviser shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of shares of any Fund or the pricing of the Funds' portfolio securities and the determination of the Funds' net asset values, nor shall the Adviser be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent or registrar, dividend disbursing agent, custodian or shareholder servicing agent of the Company, or for any service whatsoever to any series of the Company other than the Funds specified on Exhibit A hereto.

       As an inducement to the Adviser's undertaking to render these services, the Company agrees that the Adviser shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Company or the Funds' investors to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Agreement or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

   5. The Company agrees (a) not to hold the Adviser or any of its directors, officers or employees liable for any costs and liabilities they may incur as a result of any claim against them arising out of the good faith exercise of their powers hereunder, provided, however, that nothing in this Agreement shall be construed to protect any such person against any liability to which he may be subject by reason of his willful misfeasance, bad faith, gross negligence or willful disregard of his duties hereunder; and (b) to indemnify, to the fullest extent permitted by the Company's Articles of Incorporation and By-laws, the





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Adviser and any of its directors, officers or employees against any costs and liabilities they may incur as a result of any claim against them by the holder of any interest in the Funds arising out of the good faith exercise of the powers described herein.

   6. In consideration of the services to be rendered by the Adviser under this Agreement, the Company shall pay the Adviser a fee accrued daily and paid monthly for each Fund at an annual rate equal to the percentage of the Funds' average daily net assets set forth on Exhibit A, calculated on an annualized basis for the Fund's then-current fiscal year. If the fees payable to the Adviser pursuant to this paragraph 6 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Fund shall be computed in the manner specified in its current Prospectus for the computation of net asset value. For purposes of this Agreement, a "business day" is any day the New York Stock Exchange is open for trading. The Company acknowledges that the Adviser may make payments from any source available to it, to other persons for investor, administrative, recordkeeping and distribution services provided by such person.

   7. The Adviser shall pay the entire salaries and wages of all of the Company's Directors, officers and agents who devote part of all of their time to the affairs of the Adviser or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Company for purposes of this Section 7. Except as provided in the foregoing sentence, the Adviser shall not pay other expenses relating to the Fund including, without limitation, those listed in Section 2(b) of this Agreement.

   8. The Adviser may subcontract for the performance of its obligations hereunder with any one or more persons; provided, however, that the Adviser shall not enter into any such subcontract unless the Board of Directors of the Company shall have approved such subcontract and found the subcontracting party to be qualified to perform the obligations thought to be subcontracted; and provided further, that, unless the Company otherwise expressly agrees in writing, the Adviser shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it would be for its own acts or omissions. Notwithstanding the foregoing, the Adviser shall have no authority and duty to appoint any sub- adviser or otherwise delegate any of its authority and duty to make decisions regarding the securities to be purchased, sold or lent by the Funds or to provide any advice with respect to such matters.

   9. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Funds are property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. The Adviser further agrees to preserve for the periods





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prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

   10. This Agreement shall be effective as to each Fund on the date specified on Exhibit A, and thereafter, unless sooner terminated as provided herein, shall continue in effect with respect to such Fund for successive periods of 12 months each, provided such continuance is specifically approved at least annually by the vote of a majority of those members of the Board of Directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and either (a) by the vote of a majority of the full Board of Directors or (b) by the vote of a majority of the outstanding voting securities of such Fund; provided, however, that this Agreement may be terminated at any time with respect to all or any of the Funds, without the payment of any penalty, by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of such Fund(s) on 60 days' written notice to the Adviser, or by the Adviser as to any or all of the Funds at any time, without payment of any penalty, on 90 days' written notice to the Company. This Agreement will terminate immediately in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

   11. Except to the extent necessary to perform the Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association. The services to be provided by the Adviser to the Funds under this Agreement are not to be deemed exclusive as to the Adviser, and the Adviser shall be free to render similar services to others.

   12. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

   13. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Funds.

   14. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made





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invalid by a court decision, statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

   15. This Agreement shall be construed in accordance with the laws of the State of Wisconsin provided that nothing herein shall be construed in a manner inconsistent with the requirements of 1940 Act.

   16. The Company and the Adviser shall be considered, for all purposes, independent contractors, and neither shall have any authority to act, nor will act, directly or indirectly, as an agent, servant or employee of the other, or make any commitments or incur any liabilities on behalf of the other party without such other party's prior written consent.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                             BCM INSTITUTIONAL FUNDS, INC.


                             By:    /s/ Joseph J. Docter
                                  ---------------------------------------------
                                  Joseph J. Docter, President


                             BAIRD CAPITAL MANAGEMENT LLC


                             By:    /s/ Dana J. Russart
                                  ---------------------------------------------
                                  Dana J. Russart, Director of Operations





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                                   EXHIBIT A


 FUND                                                 EFFECTIVE DATE                     COMPENSATION
 ----                                                 --------------                     ------------
 1.  BCM SMALL CAP GROWTH FUND              The  original effective  date  of   An annual rate  equal to  0.9
                                            the Company's initial Registration  of 1% of  the Fund's  average
                                            Statement  on  Form N-1A, as        daily net assets,  calculated
                                            filed with  the SEC  on November    and paid  in accordance  with
                                            1, 1996, as subsequently  amended.  the provisions  of Section  6
                                            It  is anticipated  that  the       of this Agreement.
                                            effective date will be December
                                            31, 1996.

 2.  BCM GROWTH FUND                        The  original effective  date  of   An annual rate  equal to  0.9
                                            the  Company's  initial             of 1% of  the Fund's  average
                                            Registration  Statement  on  Form   daily net  assets, calculated
                                            N-1A, as  filed with  the SEC  on   and paid  in accordance  with
                                            November 1, 1996, as subsequently   the provisions  of Section  6
                                            amended.  It is anticipated that    of this Agreement.
                                            the  effective date will be
                                            December 31, 1996.
